Exhibit 10.1

FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
ESSEX PORTFOLIO, L.P.

Dated as of December 23, 2009

This First Amendment, dated as of the date shown above (this “Amendment”), to the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of May 27, 2009, (as amended, the "Partnership Agreement” or “Agreement"), is executed by Essex Property Trust, Inc., a Maryland corporation (the "General Partner"), as the General Partner and as attorney-in-fact for all Limited Partners of Essex Portfolio, L.P., a California limited partnership (the "Partnership").

RECITALS

WHEREAS, the Partnership was formed pursuant to the Partnership Agreement;

WHEREAS, the Partnership has issued Series Z Incentive Units and Series Z-1 Incentive Units and such units automatically convert into common units of the Partnership upon the occurrence of certain triggering events as set forth in the Partnership Agreement;

WHEREAS, the Partnership desires to amend the Partnership Agreement to provide that the Compensation Committee of the Board of Directors of the General Partner may set a different date, than is now provided in the Partnership Agreement, for the conversion of Series Z and Series Z-1 Incentive Units into common units of the Partnership and, when such a different date is set, the Compensation Committee may also change the conversion ratio of incentive units and impose restrictions on the exchange and sale of common units and shares of common stock ultimately issued in connection with these incentive units, provided that the holder of such incentive units consents to such changes and restrictions;

WHEREAS, the Partnership also desires to make certain clarifying changes to the definition of  “Series Z-1 Trigger Event”, which definition defines the events that trigger the conversion of Series Z-1 Incentive Units into common units of the Partnership;

WHEREAS, the Partnership desires to amend the Partnership Agreement to allow for the transfer of Series Z and Series Z-1 Incentive Units to certain trusts; and

WHEREAS, the Partnership desires to amend the provisions in the Partnership Agreement relating to LTIP Units to provide that Common Units, which are issued upon the conversion of LTIP Units, may be subject to restrictions as to when such Common Units may be exchanged or converted into shares of Common Stock.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby amend the Partnership Agreement as follows:

1.             Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.

2.             New Definitions

a.	Section 1.1 of the Partnership Agreement is hereby amended to add the following definition after the definition of “Series Z Incentive Unit”:

“Series Z Partner” means an individual who was duly issued Series Z Incentive Units and continues to hold such units, and his or her transferee, provided that such transferee qualifies as a Series Z Partner pursuant to the provisions of Section 9.2(a).  A Series Z Partner shall also be deemed to be an Additional Limited Partner.

b.	Section 1.1 of the Partnership Agreement is hereby amended to add the following definition after the definition of “Series Z-1 Incentive Unit”:

“Series Z-1 Partner” means an individual who was or is duly issued Series Z-1 Incentive Units and continues to hold such units, and his or her transferee, provided that such transferee qualifies as a Series Z Partner pursuant to the provisions of Section 9.2(a).  A Series Z-1 Partner shall also be deemed to be an Additional Limited Partner.

3.             Amended Definitions

a.	Section 1.1 of the Partnership Agreement is hereby amended to add the following language to the end of the definition of “Conversion Ratchet Percentage”:

In connection with the designation by the Compensation Committee of a specific date as the Trigger Event, pursuant to the last sentence of the definition of Trigger Event, for a particular Series Z Incentive Unit or Units held by a Series Z Partner, the Committee may , with respect to such unit or units and other Series Z Incentive Units held by the same Series Z Partner, (i) change the terms of such incentive units, including without limitation changing the existing Conversion Ratchet Percentage and the schedule of future percentage increases in the Conversion Ratchet Percentage, (ii) require that any or all Common Units issued upon the conversion of such incentive units be exchanged only into shares of Common Stock, subject to the Ownership Limit, and (iii)  provide that any or all shares of Common Stock issued upon the exchange of Common Units, which Common Units were issued upon the conversion of such incentive units, be subject to sale restrictions, provided that in the case of each of the foregoing clauses (i), (ii) and (iii), that such Series Z Partner consents to such provisions.

b.	Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “LTIP Units” in its entirety and to substitute the following definition of “LTIP Units” in its place:

“LTIP Units” shall mean Partnership Units (i) granted pursuant to that certain long-term compensation program known as the “2007 Outperformance Plan” or pursuant to future long-term compensation programs, and (ii) which shall have the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit T hereto.

c.	Section 1.1 of the Partnership Agreement is hereby amended to add the following language to the end of the definition of “Series Z-1 Conversion Ratchet Percentage”:

In connection with the designation by the Compensation Committee of a specific date as the Series Z-1 Trigger Event, pursuant to the last sentence of the definition of Series Z-1 Trigger Event, for a particular Series Z-1 Incentive Unit or Units held by a Series Z-1 Partner, the Committee may, with respect to such unit or units and other Series Z-1 Incentive Units held by the same Series Z-1 Partner, (i) change the terms of such incentive units, including without limitation changing the existing Series Z-1 Conversion Ratchet Percentage and the schedule of future percentage increases in the Series Z-1 Conversion Ratchet Percentage, (ii) require that any or all Common Units issued upon the conversion of such incentive units be exchanged only into shares of Common Stock, subject to the Ownership Limit, and (iii)  provide that any or all shares of Common Stock issued upon the exchange of Common Units, which Common Units were issued upon the conversion of such incentive units, be subject to sale restrictions, provided that in the case of each of the foregoing clauses (i), (ii) and (iii), that such Series Z-1 Partner consents to such provisions.

d.
Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “Series Z-1 Trigger Event” in its entirety and to substitute the following definition of “Series Z-1 Trigger Event” in its place:

“Series Z-1 Trigger Event” shall mean the earliest to occur of any of the following events:

(i)
such time as a plan of dissolution or liquidation (but not including a deemed liquidation for tax purposes in connection with one or more transfers of interest in the Partnership) of the General Partner and/or the Partnership is duly adopted by appropriate corporate or partnership action;

(ii)
with respect to any and all  Series Z-1 Incentive Units issued in a specific calendar year, the date on which the Series Z-1 Conversion Ratchet Percentage applicable to all the Series Z-1 Incentive Units issued in that same calendar year and held by then current employees of the General Partner and/or the Partnership (i.e., other than holders of Series Z-1 Incentive Units whose employment with the General Partner and/or the Partnership has terminated) reaches 100%;

(iii)	the earliest date on which the employment of all holders of Series Z-1 Incentive Units has been terminated; and

(iv)
fifteen (15) years after the date of issuance of the first Series Z-1 Incentive Unit, provided that, with respect to any Series Z-1 Incentive Units issued after December 31, 2009, such date shall be fifteen (15) years after the date of issuance of such Series Z-1 Incentive Unit.

In addition, with respect to any Series Z-1 Incentive Unit or Units, the Compensation Committee may at any time (including at the time of issuance of such unit or units or later) designate a specific date as the Series Z-1 Trigger Event for such unit or units and the Committee may elect, in its sole discretion, to have such date be subject to the consent of the holder of such unit or units, and such date shall be deemed to be the Series Z-1 Trigger Event for such unit or units for all purposes under this Agreement, provided that (x) if the Committee has elected to have such date be subject to the consent of the holder, the holder has consented to such date, or (y) if the Committee has not elected to have such date be subject to the consent of the holder, such date is earlier than the date of the Series Z-1 Trigger Event otherwise established pursuant to the earlier of items (i) through (iv) above.

e.	Section 1.1 of the Partnership Agreement is hereby amended to add the following language to the end of the definition of Trigger Event:

In addition, with respect to any Series Z Incentive Unit or Units, the Compensation Committee may at any time (including at the time of issuance of such unit or units or later) designate a specific date as the Trigger Event for such unit or units and the Committee may elect, in its sole discretion, to have such date be subject to the consent of the holder of such unit or units, and such date shall be deemed to be the Trigger Event for such unit or units for all purposes under this Agreement, provided that (x) if the Committee has elected to have such date be subject to the consent of the holder, the holder has consented to such date, or (y) if the Committee has not elected to have such date be subject to the consent of the holder, such date is earlier than the date of the Trigger Event otherwise established pursuant to the earlier of items (i) through (iv) above.

4.             Section 9.2(a) of the Partnership Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

9.2           Transfers by Limited Partners.

(a)  Each Limited Partner shall, subject to the provisions of Section 9.2(b) and Section 9.3 hereof, have the right to Transfer (or convert to Common Stock and thereafter sell such Common Stock) to any Person all or any portion of its Partnership Interest, whether or not in connection with the exercise of such Limited Partner’s Rights.  In addition, the Partners hereby acknowledge and agree that neither the Series Z Incentive Units nor the Series Z-1 Incentive Units shall be Transferred, other than (i) by operation of law to the estate of a Series Z Partner or Series Z-1 Partner, as applicable, (ii) by assignment to a trust of which the Series Z Partner or Series Z-1 Partner is sole trustee or co-trustee with that Partner's spouse and which trust is for the benefit of the Series Z Partner or Series Z-1 Partner and/or such Partner's spouse, children, and other descendants, or residual heirs if any of the foregoing are deceased, or (iii) to the Partnership or the General Partner, subject in the case of clauses (i), (ii) and (iii) to the applicable provisions of Section 9.2(b) and Section 9.3.  With respect to transfers pursuant to the foregoing clauses (i) and (ii), if the transferee shall qualify as a Substituted Limited Partner pursuant to the provisions of Section 9.2(b), then such transferee shall be deemed to be a Series Z Partner or Series Z-1 Partner, as applicable.

5.              The Partnership Agreement is hereby amended by adding the following language after Section 7.F. of Exhibit T to the Partnership Agreement:

G.  Restrictions on Exchange of Common Units.   Notwithstanding anything else set forth in the Partnership Agreement, if set forth in the applicable Vesting Agreement, Common Units issued upon the conversion of LTIP Units may be subject to restrictions as to when such Common Units may be exchanged or converted into shares of Common Stock pursuant to Exhibit I to the Partnership Agreement or any other provision of the Partnership Agreement.

6.             Continuing Effect of Partnership Agreement.  Except as modified herein, the Partnership Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment, the provisions in this Amendment will prevail. All references in any document to the Partnership Agreement shall mean the Partnership Agreement, as amended hereby.

IN WITNESS WHEREOF, this Amendment to the Partnership Agreement is hereby entered into among the undersigned Partners as of the date first written above.

GENERAL PARTNER:

ESSEX PROPERTY TRUST, INC., a Maryland corporation as General Partner of Essex Portfolio, L.P. and on behalf of the existing Limited Partners

By:	/s/ Michael T. Dance

	Name:	Michael T. Dance
	Title:	Executive Vice President and Chief Financial Officer